SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

May 9, 1996


Boston Capital Tax Credit Fund IV L.P.
(Exact name of registrant as specified in its charter)


Delaware 0-26200   04-3208648
(State or other    (Commission File    (IRS Employer
 jurisdiction of   Number)   Identification
 incorporation)         Number)


c/o Boston Capital Partners, Inc.,
    One Boston Place, 21st Floor
    Boston,  Massachusetts  02108
(Address of principal executive offices)


Registrant's telephone number, including area code (617)
624-8900


N.A.
(Former Name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets.


    On May 9, 1996, Boston Capital Tax Credit Fund IV L.P.
(the "Partnership") acquired a limited partnership interest in New Madison Park IV Limited Partnership, a Massachusetts limited partnership ("MP IV").

    MP IV has been formed to acquire, develop, rehabilitate, maintain and operate an existing 143-unit apartment complex, consisting of 126 two-bedroom and 17 three-bedroom dwelling units for individuals and families of low and moderate income, contained in fifteen, two-story buildings, known as Madison Park IV Apartments, and located in the Roxbury section of Boston, Suffolk County, Massachusetts (the "Apartment Complex").

    Each dwelling unit will contain a refrigerator, a range, a smoke detector, a carbon monoxide detector, a washer and dryer hook-up, wall-to-wall carpeting and cable
TV hook-up.  Management will pay water and sewer charges.

    Rehabilitation of the Apartment Complex was commenced on or about May 9, 1996, and is expected to be substantially completed in November, 1996. The Operating General Partner expects the Apartment Complex to be 100% occupied by December, 1996.

    Permanent financing for the Apartment Complex is being supplied from the proceeds of a non-recourse mortgage loan, originally made to Madison Park IV Associates (MPA), a Massachusetts limited partnership, which subsequently conveyed its ownership interest in the Apartment Complex to MP IV on May 9, 1996 (the Initial Closing), and which mortgage loan in the original principal amount of $8,162,700 (the Mortgage Loan) was obtained from Philadelphia
National Bank (PNB), as bond trustee of the $17,990,000 Boston Housing Development Corporation Mortgage Revenue Refunding Bonds Series 1994A (FHA Insured Mortgage Loans--
Section 8 Assisted Projects), a portion of the proceeds of which have been used to refund the bonds previously issued to provide funds to make the Mortgage Loan. CoreStates Bank, as successor to PNB, subsequently assigned the Mortgage Loan to Fleet National Bank (Fleet Bank). The Mortgage Loan was assumed by MP IV at the Initial Closing, and the outstanding balance of the Mortgage Loan as of the Initial Closing was $7,833,585.06. The Mortgage Loan is insured by HUD under Section 221(d)(4) of the National Housing Act. The Mortgage Loan bears interest at the rate of twelve percent (12%) per annum up to and including January 31, 2003, and thereafter, at the rate of five and seven hundred twenty-five one thousandths percent (5.725%) per annum until February 1, 2024 (the Maturity Date), at which time the Mortgage Loan shall be due and payable in full. Monthly payments on account of interest and principal, based on a level annuity amortization schedule over the remaining term of the Mortgage Loan, and based upon interest rates as aforesaid, are due and payable until the Maturity Date of the Mortgage Loan.

    Permanent financing is also being supplied from the proceeds of an unsecured nonrecourse loan made to MPA by Madison Park Housing Corporation with respect to the Apartment Complex, in the original principal amount of $648,902 (the Second Loan). The Second Loan was assumed by MP IV at the Initial Closing and bears interest at the rate of six and fifty-one one-hundredths percent (6.51%) per annum. The Second Loan is to mature on April 30, 2026. Payments on account of principal of and interest on the Second Loan are to be made as a first priority from Net Cash Flow. The entire outstanding balance of principal of and interest on the Second Loan shall be due and payable upon maturity of the Second Loan.

    In addition, permanent financing was received by MP IV in the form of a grant in the amount of $300,000 awarded to Lower Roxbury Community Corporation, a non-profit corporation which is an Affiliate of the Operating General
Partner (LRCC), by the Boston Bank of Commerce (the
Bank) with funds received by the Bank from the Federal
Home Loan Bank of Boston (FHLBB), pursuant to the
FHLBB's Affordable Housing Program (the FHLB Grant). The proceeds of the FHLB Grant were assigned by LRCC to MP IV at the Initial Closing.

    The Operating General Partner of MP IV is New Madison
IV, Inc., a Massachusetts corporation. The property management agent for the Apartment Complex is Madison Park
Village Associates (MPVA), a joint venture of Madison Park
Properties, Inc. and Maloney Properties, Inc.; for its property management services, initially it shall receive a management fee in an amount equal to four per cent (4%) of the gross rent collections per year. In addition, the Management Agent shall be entitled to receive a data processing fee in the amount of three dollars ($3.00) per unit per month, which will be treated as an operating expense of MP IV. MPVA also is serving as the construction manager with respect to the rehabilitation of the Apartment
Complex and in such capacity will be entitled to receive a five percent (5%) construction management fee.

    The Partnership acquired its interest in MP IV directly from MP IV in consideration of its agreement to make capital contributions to MP IV in the aggregate amount of $3,567,542, payable in three installments as follows: (i) a first installment of $3,210,788, which was paid upon the Partnership's admission to MP IV and the completion of the Initial Closing; (ii) a second installment of $267,566, which is conditional upon the achievement of Substantial Completion, State Designation, and receipt of the Operating General Partner's certification of the rehabilitation and development costs, and the eligible basis of the Apartment Complex, together with an accountants' report thereon; and
(iii) a third installment of $89,188, which is conditional upon receipt by the Partnership of MP IV's federal income tax return for the year in which breakeven operations occurred. The Partnership's total capital contribution of $3,567,542 was determined based on MP IV achieving $6,434,960 of Federal Housing Tax Credits over the eleven-year period consisting of the years 1996 through 2006.

    The Partnership's interest in MP IV constitutes a 99% interest in allocations of profits, losses and tax credits from normal operations of MP IV, a 40% interest in distributions of cash flow from normal operations, and a 50% interest in allocations of profits and distributions from the sale or refinancing of the Apartment Complex. In conjunction with the admission of the Partnership to MP IV, BCTC 94, Inc., a Delaware corporation and a designee of the Partnership, also was admitted to MP IV as a special limited partner; in the event of the removal by the Partnership of the Operating General Partner pursuant to the MP IV Operating Partnership Agreement, the interest of BCTC 94, Inc. would be converted to a general partnership interest in MP IV. The Operating General Partner has made capital contributions to MP IV in the aggregate amount of $100, and has retained a 1% interest in allocations of profits, losses and tax credits from normal operations of MP IV, a 60% interest in distributions of cash from normal operations, and a 50% interest in allocations of profits and distributions from the sale or refinancing of the Apartment Complex. The proceeds of the capital contributions of the Partnership will be used by MP IV to: (i) pay a development fee to Lower Roxbury Community Corporation (LRCC), a Massachusetts non-profit corporation and an Affiliate of the Operating General Partner, in its capacity as the Developer, in the total amount of $1,144,721, and (ii) pay direct development and rehabilitation costs of the Apartment Complex in the amount of $2,422,821.

    Boston Capital Partners, Inc. will receive an annual Asset Management Fee in the amount of $7,500, commencing in 1997, from the Cash Flow of MP IV, for its services in connection with MP IV's accounting matters relating to the Partnership and the preparation of tax returns and reports for the Partnership. The Operating General Partner will receive a partnership management fee from the Net Cash Flow of MP IV in the annual amount of $7,500, commencing in 1997.

    The Operating General Partner has agreed to provide all funds necessary to pay any excess development costs which may arise in connection with the development and rehabilitation of the Apartment Complex and the completion of the Initial Closing and the Final Closing. The Operating General Partner also has agreed to loan to MP IV such amounts as shall be necessary to pay all operating deficits of MP IV which may arise during the period from and after the Final Closing. (The Final Closing as used herein shall refer to the occurrence of all of the following: (i) the occurrence of completion of the rehabilitation of the Apartment Complex and receipt of permanent certificates of occupancy from the applicable governmental jurisdiction or authority for one hundred per cent (100%) of the dwelling units in the Apartment Complex (Substantial Completion);
(ii) approval by Fleet Bank and HUD, as and to the extent required, of MP IV's certification of actual costs as to the development and rehabilitation of the Apartment Complex;
(iii) closing of the Mortgage Loan, the Second Loan and the FHLB Grant; and (iv) payment or provision for payment, of all acquisition, development and rehabilitation costs of the Apartment Complex including all excess development costs).

         Commencing January 1, 1996, MP IV will establish and fund from its operating income a Reserve Fund for Replacements as to the Apartment Complex as required by HUD in the approximate amount of $3,867 per month. Additional funds shall be deposited into the Reserve Fund for Replacements on an annual basis in amounts equal to any and all amounts received by the Operating General Partner as distributions of Net Cash Flow with respect to all fiscal years of MP IV through the fiscal year ending December 31, 2002. Funds in the Reserve Fund for Replacements are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature.
All interest earnings on funds on deposit in the Reserve
Fund for Replacements shall be retained therein for the aforesaid purposes, and all withdrawals shall be made only with the consent or upon the direction of Fleet Bank.

    An operating reserve account shall be established and funded by LRCC at or prior to Substantial Completion in the amount of $350,000 (the Operating Reserve Account). The Operating Reserve Account shall be established from the proceeds of the second and third installments of capital contributions made by the Partnership and shall be funded by two deposits, of which $267,566 shall be deposited upon the receipt of the Partnership's second installment of capital contributions, and $82,434 shall be deposited upon the receipt of the Partnership's third installment of capital contributions. Such funds and all interest earnings on such funds shall be employed solely for the payment of operating deficits. Withdrawals from the Operating Reserve Account shall be made only with the consent or upon the direction of BCTC 94, Inc. and Fleet Bank. All interest earnings on funds on deposit in the Operating Reserve Account shall be used to subsidize rents at Madison Park Village, and to support the charitable activities of LRCC and its affiliated non-profit entities.

    Pursuant to the MP IV Operating Partnership Agreement, LRCC has a certain right of first refusal to acquire the Apartment Complex from the MP IV Operating Partnership subsequent to the expiration of the Low-Income Housing Tax Credit compliance period. Such right of first refusal shall be prepared by or on behalf of the Operating General Partner and shall: (i) comply with the provisions of Section 42(i)(7) of the Code, and (ii) be subject to the approval of BCTC 94, Inc.


Item 7.  Financial Statements and Exhibits


    (a)  Financial statements of business acquired.

         (i) There are no meaningful financial statements for MP IV for any relevant time period, since there have not yet been any substantial operations subsequent to the rehabilitation.

    (b)  Pro forma financial information.

         (i) No pro forma statements of operations of MP IV have been prepared since there are no meaningful historical numbers which are affected by the acquisition.

    (c)  Exhibits.

(1) (a)
                   Form of proposed Dealer-Manager Agreement between Boston Capital Services, Inc.
and the Registrant (including, as an
exhibit thereto, the form of
Soliciting Dealer Agreement).

(2) (a)            Amended and Restated Agreement and
Certificate of
                   Limited Partnership of MP IV.

    (b)            Certification and Agreement for MP IV.

(4) (a)
                   Agreement of Limited
Partnership of Boston
                   Capital Tax Credit Fund IV L.P.

(16)                    None

(17)                    None

(21)                    None

(24)                    None

(25)                    None

(28)                    None


SIGNATURES


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   BOSTON CAPITAL TAX CREDIT
                   FUND IV L.P.

                   By:  Boston Capital
Associates IV L.P.,
                   General Partner

                   By:  Boston Capital
Associates,
                        General Partner

                        By:  /s/ John P.
Manning
                             Partner


Date:    August __, 1996






Exhibit (2)(a)







Exhibit (2)(b)